EXHIBIT 10.38

AMENDMENT NO. 1 TO INTERNATIONAL DISTRIBUTION AGREEMENT

SEPTEMBER 26, 2006 (“AMENDMENT NO. 1 EFFECTIVE DATE”)

THIS AGREEMENT serves as Amendment No. 1 (“Amendment No. 1”) to the International Distribution Agreement dated April 27, 2006, by and between Interventional Technologies Limited (“IVT”), and Conor Medsystems Ireland Limited, an Irish limited company (“Conor”).

RECITALS

A. IVT and Conor entered into that certain International Distribution Agreement dated April 27, 2006 (the “Distribution Agreement”).

B. IVT and Conor desire to amend and restate Sections 1(f), 2(a), and 2(i) and amend Sections 2(b), 2(h), 2(j), 2(m), 13(b) and Exhibit A of the Distribution Agreement.

NOW, THEREFORE, in consideration of the above facts, the mutual covenants contained herein and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree to amend and restate the Distribution Agreement as follows:

1. Section 1(f) of the Distribution Agreement shall hereby be amended and restated in its entirety to read as follows:

(f) Change of Control of Distributor. In the event of a Change of Control of Distributor, Conor shall have the right to appoint an additional distributor for the Territory, and the distributorship granted to Distributor in Section 1(a) shall automatically convert from an exclusive appointment to a co-exclusive appointment. For the purpose of this Section 1(f), “Change of Control of Distributor” shall mean (i) any consolidation or merger of Distributor with or into any other corporation or other entity or person, or any other corporate reorganization, in which the capital stock of Distributor immediately prior to such consolidation, merger or reorganization, represents less than fifty percent (50%) of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (ii) any transaction or series of related transactions to which Distributor is a party in which more than fifty percent (50%) of Distributor’s voting power is transferred to a third party; or (iii) the consummation of a sale of all or substantially all of the assets of Distributor in any transaction or series of related transactions, other than a sale of all or substantially all of the assets of Distributor to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of Distributor in substantially the same proportions as their ownership of Distributor immediately prior to such sale; provided, however, that the purchase of [ * ] of the equity shares of Distributor by [ * ] expected to occur on or about [ * ], shall not be considered a Change of Control of Distributor for purposes of this Distribution Agreement. IVT represents and warrants that [ * ] shall not have the ability to influence or make decisions on behalf of IVT. For purposes of Section 14(c) a breach of the foregoing representation and warranty shall be deemed to be a material breach. IVT acknowledges and agrees that any disclosures of Proprietary Information by IVT to [ * ] shall be governed by Section 24 hereof.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 ON THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2. Section 2(a) of the Distribution Agreement shall hereby be amended and restated in its entirety to read as follows:

(a) Ordering. IVT shall order the Product by means of written, individual purchase orders. The purchase order shall specify desired quantities (organized by catalogue number), requested shipping schedule, shipping instructions, any export/import information required by Conor to fill the order, any special requirements, and other similar matters which are necessary for the individual transaction. All orders are subject to acceptance by Conor. Conor shall have no liability to Distributor with respect to purchase orders which are not accepted; provided, however, that Conor will not unreasonably reject any purchase order for the Product that meets the requirements of this Section 2(a) and that does not request any modifications or additions to the Product.

IVT agrees to provide Conor with a [ * ] forecast indicating IVT’s intended purchases of the Product and each [ * ] of the forecasted purchase. Such forecast shall be updated by IVT on a rolling [ * ] basis for the upcoming [ * ] period. IVT will use its best efforts to notify Conor promptly of any changes in its forecast.

The [ * ] of each [ * ] forecast shall be covered by a firm purchase order in an amount of the Product equal to that forecast for such [ * ], and the quantities to be ordered in the firm purchase order for the [ * ] shall not deviate from the [ * ] forecasted quantities for [ * ] by [ * ]. Conor shall accept purchase orders calling for quantities exceeding the forecasted quantities but may limit accepted quantities to [ * ] of the most recently forecasted quantities.

3. The first sentence of Section 2(b) shall hereby be amended to change euros to dollars.

4. The first sentence of Section 2(h) shall hereby be amended to change thirty (30) days to sixty (60) days, and the second sentence of Section 2(h) shall hereby be amended to change euros to dollars.

5. Section 2(i) of the Distribution Agreement shall hereby be amended and restated in its entirety to read as follows:

(i)	{Intentionally deleted.}

6. The first sentence of Section 2(j) shall hereby be amended to change euros to dollars and EURIBOR (European Interbank Offering Rate) to LIBOR (London Interbank Offering Rate).

7. The sentence of Section 2(m) shall hereby be amended to change [ * ] euros to $[ * ].

8. The sentence of Section 13(b) shall hereby be amended to change [ * ] euros and [ * ] euros to $[ * ] and $[ * ], respectively.

9. Exhibit A shall hereby be amended to change EUROS to DOLLARS and [ * ] € to $[ * ].

10. Full Force and Effect. This Amendment No.1 solely amends and restates Sections 1(f), 2(a) and 2(i) and amends Sections 2(b), 2(h), 2(j), 2(m), 13(b) and Exhibit A of the Distribution Agreement and is deemed incorporated into, and governed by, all other terms of the Distribution Agreement. All other terms of the Distribution Agreement shall remain in full force and effect.

11. Further Actions. Each party shall execute, acknowledge and deliver such further instruments, and do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Amendment No. 1.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 ON THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the United Kingdom.

13. Entire Agreement. This Amendment No. 1, the Distribution Agreement and the exhibits and appendices thereto constitute the entire agreement between the parties concerning the subject matter hereof and may not be amended except by further written agreement signed by the respective duly authorized officers of IVT and Conor.

14. Counterparts. This Amendment No. 1 may be signed in counterparts, each of which shall be deemed an original, notwithstanding variations in format or file designation, which may result from the electronic transmission, storage and printing of copies of this Amendment No. 1. Facsimile signatures shall be treated as original signatures.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 ON THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, each party has caused this Amendment No. 1 to be executed by its duly authorized representative as of the Amendment No. 1 Effective Date.

Conor Medsystems Ireland Limited

By:	/s/ Barry Geoghegan
Name:	Barry Geoghegan
Its:	Director

Interventional Technologies Limited

By:	/s/ V.M. Kasim
Name:	Mr. V.M. Kasim, M.D.
Its:	Chairman

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 ON THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.